Exhibit 10.4
FOURTH AMENDMENT TO LEASE
     This Fourth Amendment to Lease, made and entered into this the 25th day of September 2008 by and between DEARBORN ATRIUM ACQUISITION, LLC, a Michigan company [successor in interest to Dearborn Tech, LLC] (hereinafter referred to as “Landlord”), and Tech Team Global, Inc., a Delaware corporation, (hereinafter referred to as “Tenant”)
WITNESSETH:
     WHEREAS, Landlord’s predecessor in interest, Dearborn Atrium Associates Limited Partnership and Tenant, entered into a Lease Agreement dated 18th day of November, 1996, and subsequently amended by First Amendment to Lease Agreement/Letter dated July 22, 1997, Second Amendment to Lease dated January 13, 2004 and Third Amendment to Lease Agreement dated November, 2004 (hereinafter referred to as “Lease Agreement”) by the terms of which Landlord leased to Tenant that certain Premises known as Space 200, containing approximately Thirty Thousand One Hundred Eighty-four (30,184) square feet (hereinafter referred to as “Premises”) and located in Dearborn Atrium, 835 Mason Street, Dearborn, Michigan.
     WHEREAS, said Lease Agreement expired, and Landlord and Tenant now mutually desire to amend and extend the Term of said Lease Agreement in certain particulars.
     NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants and agreements herein contained, and the payment of Ten Dollars ($10.00) by each party to the other, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant mutually agree as follows:
1.	The Term of the Lease Agreement shall be extended for a period of One (1) year commencing October 1, 2008 and expiring on September 30, 2009.

2.	Commencing October 1, 2008, The Annual Basic Rent, as set forth in Section 1 (G) is amended to Three Hundred Ninety-Eight Thousand Two Hundred Twenty-Three and No/100 ($389,223.00) Dollars per annum payable in monthly installments of Thirty-Three Thousand One Hundred Eight-Five Dollars and Twenty-Five Cents ($33,185.25).

3.	Commencing October 1, 2008, Tenant shall pay as Common Area Maintenance and Real Estate Tax One Hundred Twenty-Six Thousand Four Hundred Twenty and No/100 ($126,420.00) Dollars per annum payable in monthly installment of Ten Thousand Five Hundred Thirty-Five & No/100 ($10,535.00).

4.	Commencing October 1, 2008, Section 1(D) of the Lease is amended to reflect the revised leaseable square footage area of the Demised Premises (Suite 200) which is 25,284 square feet.

5.	The Tenant will be required to make the modifications to the space (at his expense) including the following: constructing the small hall to the computer room, installing a demising wall between the Ford space and the space that is no longer needed (the space will be considered #201) provided Landlord secures a Tenant for the space not in use. Tenant will complete construction within a 30 day period. Landlord will provide a maximum of 100 parking spaces for Tenants Use. As the number of staff is reduced Tenant will notify Landlord and return parking tags.

6.	Landlord and Tenant each warrant and represent to the other that such party has the full power and authority to enter into and execute this Fourth Amendment to Lease and that the officers and individuals executing on behalf of such party, have the proper authority to do so, and that it shall not be necessary for any other person, firm or corporation to join in the execution of this Third Amendment to Lease to make such party’s execution complete or appropriate.

7.	The parties do hereby recognize and reaffirm that all other terms and conditions contained in the Lease Agreement, which shall remain unchanged, and in full force and effect.

8.	Provided Tenant is not in default of any of the terms conditions and covenants of this lease, Tenant shall have the option to extend the lease for a period of ninety days (90) at the rental rate of $18.75 psf plus any and all charges for common area maintenance and real estate tax. Tenant must notify the Landlord in writing of his intent no later than June 1, 2009.
     IN WITNESS WHEREOF, the parties have executed the foregoing document on the day the same bears date.

TENANT:	LANDLORD:
TECH TEAM GLOBAL, INC.,	DEARBORN ATRIUM ACQUISITION, L.L.C,
a Delaware Corporation	a Michigan Corporation

By:	By:

Title:	Title:

Date:	Date:

Attest to signature:	Attest to signature: